Exhibit 99.1
Freshpet, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results
Significant Margin Improvement & Strong Cash Generation
Provides Full Year 2025 Outlook and Updates 2027 Targets
Bedminster, N.J. – February 20, 2025 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights Compared to Prior Year Period
•Net sales of $262.7 million, an increase of 22.0%.
•Net income of $18.1 million, compared to the prior year period of $15.3 million.
•Gross margin of 42.5%, compared to the prior year period of 34.6%.
•Adjusted Gross Margin of 48.1%, compared to the prior year period of 41.1%.1
•Adjusted EBITDA of $52.6 million, compared to the prior year period of $31.3 million.1

Full Year 2024 Financial Highlights Compared to Prior Year

•Net sales of $975.2 million, an increase of 27.2%.
•Net income of $46.9 million, compared to the prior year net loss of $33.6 million.
•Gross margin of 40.6%, compared to the prior year of 32.7%.
•Adjusted Gross Margin of 46.5%, compared to the prior year of 40.0%.1
•Adjusted EBITDA of $161.8 million, compared to the prior year of $66.6 million.1
•For the year ended December 31, 2024, net cash provided by operating activities was $154.3 million, compared to $75.9 million in the prior year.
"Fiscal year 2024 was a breakout year for Freshpet. We continued to deliver the exceptional net sales growth investors have come to expect from Freshpet but also delivered very strong profit improvements - and even exceeded some of the fiscal year 2027 targets we set two years ago. We also delivered full-year positive net income for the first time. The strength of this sustained performance, coupled with our operating cash flow improvements, gives us confidence we will be free cash flow positive in 2026 and able to self-fund our growth going forward," commented Billy Cyr, Freshpet’s Chief Executive Officer. “This strong performance also enables us to raise our long-term profit margin targets today to reflect the additional scale benefits we believe we can deliver as we transform the pet food category and nourish pets, people, and the planet. We remain focused on delivering disciplined, consistent growth, and outsized profitability improvements, that we believe will drive shareholder value going forward."
Fourth Quarter 2024
Net sales increased 22.0% to $262.7 million for the fourth quarter of 2024 compared to $215.4 million for the prior year period. The increase in net sales was primarily driven by volume gains of 20.7%.
Gross profit was $111.6 million, or 42.5% as a percentage of net sales, for the fourth quarter of 2024, compared to $74.6 million, or 34.6% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs, reduced quality costs and improved leverage on plant expenses. For the fourth quarter of 2024, Adjusted Gross Profit was $126.3 million, or 48.1% as a percentage of net sales, compared to $88.5 million, or 41.1% as a percentage of net sales, for the prior year period.1

Selling, general and administrative expenses (“SG&A”) were $92.2 million for the fourth quarter of 2024 compared to $59.7 million for the prior year period. SG&A as a percentage of net sales increased by 740 basis points to 35.1% for the fourth quarter of 2024 compared to 27.7% for the prior year period, primarily due to increased media as a percentage of net sales, higher share-based compensation and increased variable compensation accrual. Adjusted SG&A for the fourth quarter of 2024 was $73.6 million, or 28.0% as a percentage of net sales, compared to $57.2 million, or 26.6% as a percentage of net sales, for the prior year period.1
Net income was $18.1 million for the fourth quarter of 2024 compared to $15.3 million for the prior year period. The increase in net income was due to contribution from higher sales and improved gross margin, partially offset by increased SG&A.
Adjusted EBITDA was $52.6 million for the fourth quarter of 2024 compared to $31.3 million for the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by higher Adjusted SG&A.
Full Year 2024
Net sales increased 27.2% to $975.2 million for the full year ended December 31, 2024, compared to $766.9 million for the prior year. The increase in net sales was primarily driven by volume gains of 26.1%.
Gross profit was $396.0 million, or 40.6% as a percentage of net sales, for the full year ended December 31, 2024, compared to $250.9 million, or 32.7% as a percentage of net sales, for the prior year. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs, reduced quality costs and improved leverage on plant expenses. For the full year ended December 31, 2024, Adjusted Gross Profit was $453.5 million, or 46.5% as a percentage of net sales, compared to $306.6 million, or 40.0% as a percentage of net sales, for the prior year.1
SG&A was $358.0 million for the full year ended December 31, 2024, compared to $281.3 million for the prior year. As a percentage of net sales, SG&A remained consistent at 36.7% for both the full years ended December 31, 2024 and 2023. SG&A as a percentage of net sales remained consistent as the decreases due to reduced logistics as a percentage of net sales and the absence of non-recurring charges incurred in the prior year were fully offset by increased media as a percentage of net sales, higher share-based compensation and increased variable compensation accrual. Adjusted SG&A for the full year ended December 31, 2024 was $291.6 million, or 29.9% as a percentage of net sales, compared to $240.1 million, or 31.3% as a percentage of net sales, for the prior year.1
Net income was $46.9 million for the full year ended December 31, 2024, compared to a net loss of $33.6 million for the prior year. The improvement in net income was due to contribution from higher sales, improved gross margin, reduced logistics costs as a percentage of net sales, and gain on equity investment, partially offset by increased SG&A.
Adjusted EBITDA was $161.8 million for the full year ended December 31, 2024, compared to $66.6 million for the prior year.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A.
Balance Sheet
As of December 31, 2024, the Company had cash and cash equivalents of $268.6 million with $395.2 million of debt outstanding net of $7.3 million of unamortized debt issuance costs. For the year ended December 31, 2024, cash from operations was $154.3 million, an increase of $78.3 million compared to the prior year.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.

1Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Outlook
For full year 2025, the Company is providing the following guidance:
•Net sales in the range of $1.18 billion to $1.21 billion, an increase of 21% to 24% from 2024;
•Adjusted EBITDA of at least $210 million; and
•Capital expenditures of ~$250 million.
The Company is also updating its long-term guidance. For full year 2027, the Company now expects:
•Net sales of $1.8 billion, unchanged;
•Adjusted Gross Margin of 48%, compared to 45% previously; and
•Adjusted EBITDA margin of 22%, compared to 18% previously.
The Company does not provide guidance for net income (loss), the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss) metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.
Conference Call & Earnings Presentation Webcast Information
As previously announced, today, February 20, 2025, the Company will host a conference call with members of its leadership team. The conference call webcast is scheduled to begin at 6:30 a.m. ET and will be hosted and archived on the "Investors" section of the Company's website at www.freshpet.com. Due to the Company's participation in the 2025 Consumer Analyst Group of New York (CAGNY) Conference, there will not be a question and answer session this quarter.
About Freshpet
Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.
Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet
http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400

Forward Looking Statements
Certain statements in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to achieve our 2027 targets, create meaningful shareholder value, and guidance with respect to 2024 net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties which could cause actual results, performance, and achievements to differ materially from those stated or implied by the forward-looking statements described herein, including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the capped call transactions, loss on disposal of equipment, advisory fees related to shareholder activism defense engagement, and organizational changes.
EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus loss on equity method investment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of property, plant and equipment, fees related to the capped call transactions, advisory fees related to shareholder activism defense engagement, and organizational changes.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$268,633	$296,871
Accounts receivable, net of allowance for doubtful accounts	68,419	56,754
Inventories, net	80,794	63,238
Prepaid expenses	16,026	7,615
Other current assets	3,126	2,841
Total Current Assets	436,998	427,319
Property, plant and equipment, net	1,065,869	979,164
Deposits on equipment	1,047	1,895
Operating lease right of use assets	3,366	3,616
Long term investment in equity securities	33,446	23,528
Other assets	34,152	28,899
Total Assets	$1,574,878	$1,464,421
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$39,164	$36,096
Accrued expenses	56,263	49,816
Current operating lease liabilities	1,322	1,312
Current finance lease liabilities	2,120	1,998
Total Current Liabilities	$98,869	$89,222
Convertible senior notes	395,163	393,074
Long term operating lease liabilities	2,213	2,591
Long term finance lease liabilities	23,273	26,080
Total Liabilities	$519,518	$510,967
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,716 issued and 48,702 outstanding on December 31, 2024, and 48,277 issued and 48,263 outstanding on December 31, 2023	49	48
Additional paid-in capital	1,338,160	1,282,984
Accumulated deficit	(281,806)	(328,731)
Accumulated other comprehensive loss	(787)	(591)
Treasury stock, at cost — 14 shares on December 31, 2024 and on December 31, 2023	(256)	(256)
Total Stockholders' Equity	1,055,360	953,454
Total Liabilities and Stockholders' Equity	$1,574,878	$1,464,421

FRESHPET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)

NET SALES	$262,708	$215,420	$975,177	$766,895
COST OF GOODS SOLD	151,108	140,846	579,221	516,023
GROSS PROFIT	111,600	74,575	395,956	250,872
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	92,223	59,680	357,957	281,318
INCOME (LOSS) FROM OPERATIONS	19,377	14,895	37,999	(30,446)
OTHER INCOME (EXPENSES):
Interest and Other Income, net	2,710	3,843	11,868	13,029
Interest Expense	(3,528)	(3,449)	(12,262)	(14,097)
Gain on Equity Investment	—	—	9,918	—
	(818)	394	9,524	(1,068)
INCOME (LOSS) BEFORE INCOME TAXES	18,559	15,289	47,523	(31,514)
INCOME TAX EXPENSE	436	—	598	210
LOSS ON EQUITY METHOD INVESTMENT	—	—	—	1,890
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$18,123	$15,289	$46,925	$(33,614)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in foreign currency translation	$(603)	$368	$(196)	$(1,961)
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(603)	368	(196)	(1,961)
TOTAL COMPREHENSIVE INCOME (LOSS)	$17,520	$15,657	$46,729	$(35,575)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.37	$0.32	$0.97	$(0.70)
-DILUTED	$0.36	$0.31	$0.93	$(0.70)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,642	48,244	48,487	48,163
-DILUTED	50,407	49,889	50,255	48,163

FRESHPET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$46,925	$(33,614)	$(59,494)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Provision for loss (gains) on accounts receivable	467	(2)	(20)
Loss on disposal of property, plant and equipment	1,284	4,321	396
Share-based compensation	51,807	24,935	26,092
Inventory obsolescence	347	—	3,455
Depreciation and amortization	73,615	58,517	34,555
Write-off and amortization of deferred financing costs and loan discount	2,089	4,060	795
Change in operating lease right of use asset	1,350	1,549	1,372
Loss on equity method investment	—	1,890	3,731
Gain on equity investment	(9,918)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(12,228)	820	(32,993)
Inventories	(15,484)	(1,207)	(26,171)
Prepaid expenses and other current assets	269	(2,249)	(435)
Other assets	(5,063)	(4,053)	(3,141)
Accounts payable	12,484	3,543	(3,063)
Accrued expenses	7,811	19,237	13,078
Operating lease liability	(1,467)	(1,807)	(1,384)
Net cash flows provided by (used in) operating activities	154,288	75,940	(43,227)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(187,092)	(239,093)	(230,071)
Purchase of short-term investments	—	(113,441)	(19,840)
Proceeds from maturities of short-term investments		113,441	19,840
Investments in equity method investment	—	—	(3,293)
Net cash flows used in investing activities	(187,092)	(239,093)	(233,364)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	9,138	4,517	471
Tax withholdings related to net shares settlements of restricted stock units	(2,595)	(1,400)	(1,441)
Principal payments under finance lease obligations	(1,977)	(1,109)	—
Purchase of capped call options	—	(66,211)	—
Proceeds from issuance of convertible senior notes	—	393,518	—
Debt issuance costs	—	(2,026)	—
Proceeds from borrowings under Credit Facility	—	—	78,000
Repayment of borrowings under Credit Facility	—	—	(78,000)
Proceeds from common shares issued in primary offering, net of issuance cost	—	—	337,508
Net cash flows provided by financing activities	4,566	327,289	336,538
NET CHANGE IN CASH AND CASH EQUIVALENTS	(28,238)	164,136	59,947
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	296,871	132,735	72,788
CASH AND CASH EQUIVALENTS, END OF PERIOD	$268,633	$296,871	$132,735

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Dollars in thousands)
Gross profit	$111,600	$74,575	$395,956	$250,872
Depreciation expense	13,358	8,103	49,056	41,209
Non-cash share-based compensation	1,310	2,299	7,761	10,995
Loss on disposal of manufacturing equipment	5	3,547	696	3,547
Adjusted Gross Profit	$126,273	$88,524	$453,469	$306,623
Adjusted Gross Profit as a % of Net Sales	48.1%	41.1%	46.5%	40.0%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Dollars in thousands)
SG&A expenses	$92,223	$59,680	$357,957	$281,318
Depreciation and amortization expense	5,780	4,248	21,747	15,849
Non-cash share-based compensation (a)	12,635	(2,315)	44,045	13,941
Loss on disposal of equipment	225	86	588	774
Enterprise Resource Planning (b)	—	465	—	2,457
Capped Call Transactions fees (c)	—	—	—	113
Shareholder activism defense engagement (d)	—	—	—	8,177
Organization changes (e)	—	—	—	(67)
Adjusted SG&A Expenses	$73,583	$57,196	$291,577	$240,074
Adjusted SG&A Expenses as a % of Net Sales	28.0%	26.6%	29.9%	31.3%
(a)Includes true-ups to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents costs associated with the implementation of an ERP system.
(c)Represents fees associated with the Capped Call Transactions associated with our sale of Convertible Notes in 2023.
(d)Represents advisory fees related to shareholder activism defense engagement.
(e)Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Dollars in thousands)
Net income (loss)	$18,123	$15,289	$46,925	$(33,614)
Depreciation and amortization	19,138	12,351	70,803	57,058
Interest expense, net of interest income	760	(394)	335	1,069
Income tax expense	436	—	598	210
EBITDA	$38,457	$27,246	$118,661	$24,723
Gain on equity investment	$—	$—	$(9,918)	$—
Loss on disposal of property, plant and equipment	230	3,633	1,284	4,321
Non-cash share-based compensation (a)	13,946	(16)	51,807	24,936
Loss on equity method investment	—	—	—	1,890
Enterprise Resource Planning (b)	—	465	—	2,457
Capped Call Transactions fees (c)	—	—	—	113
Shareholder activism defense engagement (d)	—	—	—	8,177
Organization changes (e)	—	—	—	(67)
Adjusted EBITDA	$52,633	$31,328	$161,834	$66,550
Adjusted EBITDA as a % of Net Sales	20.0%	14.5%	16.6%	8.7%
(a)Includes true-ups to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents costs associated with the implementation of an ERP system.
(c)Represents fees associated with the Capped Call Transactions associated with our sale of Convertible Notes in 2023.
(d)Represents advisory fees related to shareholder activism defense engagement.
(e)Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.